Exhibit 99.1

Press Release

January 26, 2023

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES FOURTH QUARTER AND YEAR END 2022 FINANCIAL RESULTS, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported 2022 net income of $46.4 million, or $2.76 per diluted common share, compared to 2021 net income of $49.6 million, or $2.95 per diluted common share. Net income for the fourth quarter 2022 was $8.9 million, or $0.53 per diluted common share, compared to fourth quarter 2021 net income of $11.9 million, or $0.71 per diluted common share. On January 25, 2023, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on February 22, 2023, to stockholders of record on February 8, 2023.

David Nelson, President and Chief Executive Officer of the Company, commented, “Our company had another strong year, the second best year in our company’s history. Our credit quality continues to be pristine and we remain diligent in monitoring and managing our credit risk as we anticipate increasing economic challenges resulting from the Federal Reserve’s aggressive interest rate hikes in 2022. Loan growth in 2022 exceeded eleven percent and for the sixth consecutive quarter end, we had no loans greater than 30 days past due.”

David Nelson added, “Rising interest rates in 2022 have increased the average yield of our loan portfolio. However, changes in liquidity and competitive deposit pricing, as a result of volatility and uncertainty in the interest rate environment, have increased our cost of funds and resulted in a decline in our net interest income and net interest margin. We expect to continue to experience a lower than normal net interest margin while the Federal Reserve continues raising short-term rates. Our capital position is strong and we remain focused on delivering high quality services and products through our very successful relationship based business model.”

Fourth Quarter and Year Ended 2022 Financial Highlights

	Quarter Ended December 31, 2022	Year Ended December 31, 2022
Net Income (in thousands)	$8,946	$46,399
Return on Average Equity	17.75%	20.71%
Return on Average Assets	1.01%	1.32%
Efficiency ratio (a non-GAAP measure)	50.42%	43.70%
Nonperforming assets to total assets	0.01%	0.01%

Fourth Quarter 2022 Compared to Third Quarter 2022 Overview

•Loans increased $128.7 million in the fourth quarter of 2022, or 19.7 percent annualized.

•No provision for loan losses was recorded in either the fourth quarter of 2022 or the third quarter of 2022.

•The allowance for loan losses to total loans was 0.93 percent at December 31, 2022, compared to 0.97 percent at September 30, 2022. There were no loans greater than 30 days past due at December 31, 2022, which was the sixth consecutive quarter in which no loans were greater than 30 days past due. Nonaccrual loans at December 31, 2022, consisted of one loan with a balance of $322 thousand.
•Deposits increased $57.6 million in the fourth quarter of 2022. Included in deposits were brokered deposits totaling $272.7 million at December 31, 2022, compared to $258.1 million at September 30, 2022.
•The efficiency ratio (a non-GAAP measure) was 50.42 percent for the fourth quarter of 2022, compared to 43.16 percent for the third quarter of 2022. The increase in the efficiency ratio is primarily the result of the decline in tax equivalent net interest income.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.49 percent for the fourth quarter of 2022, compared to 2.78 percent for the third quarter of 2022. Net interest income for the fourth quarter of 2022 was $20.7 million, compared to $23.0 million for the third quarter of 2022. The rising cost of deposits and borrowed funds and the change in mix of liabilities has increased interest expense faster than the increase in interest income from loan repricing and loan growth.
•The tangible common equity ratio was 5.84 percent at December 31, 2022, an increase of 19 basis points compared to 5.65 percent at September 30, 2022 due to a modest increase in the market value of the securities portfolio, which decreased the accumulated other comprehensive loss.

Fourth Quarter 2022 Compared to Fourth Quarter 2021 Overview

•Loans increased $286.6 million at December 31, 2022, or 11.7 percent, compared to December 31, 2021.
•Deposits decreased $135.6 million at December 31, 2022, compared to December 31, 2021. Included in deposits were brokered deposits totaling $272.7 million at December 31, 2022, compared to $176.0 million at December 31, 2021. The decline in deposits was primarily attributable to customers using their own liquidity to fund business transactions, instead of using debt, and customers seeking higher yielding investment options for excess deposits accumulated over the past couple of years.
•Borrowed funds increased to $485.9 million at December 31, 2022, compared to $199.9 million at December 31, 2021. The increase included $58.9 million in subordinated notes that were issued in June 2022, $30.0 million in FHLB Advances associated with a long-term interest rate swap and $197.1 million in federal funds purchased and other short-term borrowings.
•The efficiency ratio (a non-GAAP measure) was 50.42 percent for the fourth quarter of 2022, compared to 43.32 percent for the fourth quarter of 2021. Tax-equivalent net interest income decreased in the fourth quarter of 2022 compared to the fourth quarter of 2021 due to the increased cost of deposits and borrowed funds. Additionally, salaries and benefits were higher in the fourth quarter of 2022 compared to the fourth quarter of 2021, due primarily to annual compensation adjustments.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.49 percent for the fourth quarter of 2022, compared to 3.00 percent for the fourth quarter of 2021. Net interest income for the fourth quarter of 2022 was $20.7 million, compared to $24.6 million for the fourth quarter of 2021. Net interest income in the fourth quarter of 2021 included $912 thousand of PPP loan interest income, compared to $5 thousand in the fourth quarter of 2022. In 2022, the rising cost of deposits and borrowed funds and the change in mix of liabilities has increased interest expense faster than the increase in interest income from loan repricing and loan growth.

Year Ended 2022 Compared to Year Ended 2021 Overview

•The provision for loan losses recorded in 2022 was negative $2.5 million, compared to a negative provision of $1.5 million in 2021. The negative provision in 2022 was primarily due to the reversal of a specific reserve on an impaired loan and the reduction of certain qualitative factors resulting from the sustained performance of loans after the expiration of COVID-19 modifications and continued improvement in classified loans. The negative provision in 2021 was primarily due to the reduction of certain qualitative factors resulting from improvements in economic conditions and lack of loan losses during the COVID-19 pandemic.

•Net interest income declined $3.3 million, or 3.5 percent, in 2022 compared to 2021. Net interest margin decreased to 2.76 percent in 2022, compared to 3.05 percent in 2021. The decline in both net interest income and net interest margin was primarily due to the rising cost of deposits and borrowed funds and the change in mix of liabilities, which has increased interest expense faster than the increase in interest income from loan repricing and loan growth.

•Noninterest income increased $479 thousand, or 4.9 percent, in 2022 compared to 2021. This increase was primarily due to the increase in loan swap fees.

•Noninterest expense increased $1.7 million, or 3.9 percent, in 2022 compared to 2021. The increase was primarily due to an increase of $2.6 million, or 11.2 percent, in salaries and benefits resulting from an increase in expenses related to the issuance of restricted stock units, an increase in full time equivalent employees and annual compensation adjustments. This was partially offset by a decrease of $822 thousand in FDIC insurance expense primarily due to reductions in the assessment rate resulting from capital injections into the Bank.

The Company plans to file its report on Form 10-K with the Securities and Exchange Commission on or before February 23, 2023. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-K will be available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, January 26, 2023. The telephone number for the conference call is 844-200-6205. The access code for the conference call is 214929. A recording of the call will be available until February 9, 2023, by dialing 866-813-9403. The replay access code is 559343.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of recent rate increases by the Federal Reserve; fluctuations in the values of the securities held in our investment portfolio, including as a result of rising interest rates, which has resulted in unrealized losses in our portfolio; competitive pressures, including from non-bank competitors such as “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; changes in local, national and international economic conditions, including rising rates of inflation; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the Russian invasion of Ukraine, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; developments and uncertainty related to the future use and availability of some reference rates, such as the expected discontinuation of the London Interbank Offered Rate and the development of other alternative reference rates; changes to U.S. tax laws, regulations and guidance; talent and labor shortages; the new 1% excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Assets
Cash and due from banks	$24,896	$58,342	$26,174	$21,896	$17,555
Interest-bearing deposits	1,643	1,049	766	122,359	175,270
Securities available for sale, at fair value	664,115	671,752	731,970	797,912	758,822
Federal Home Loan Bank stock, at cost	19,336	18,350	15,532	10,269	9,965
Loans	2,742,836	2,614,145	2,573,129	2,485,366	2,456,196
Allowance for loan losses	(25,473)	(25,418)	(25,434)	(27,623)	(28,364)
Loans, net	2,717,363	2,588,727	2,547,695	2,457,743	2,427,832
Premises and equipment, net	53,124	44,592	41,807	40,898	34,568
Bank-owned life insurance	44,573	44,318	44,072	43,836	43,609
Other assets	88,168	90,387	66,775	52,156	32,580
Total assets	$3,613,218	$3,517,517	$3,474,791	$3,547,069	$3,500,201

Liabilities and Stockholders’ Equity
Deposits	$2,880,408	$2,822,847	$2,842,451	$3,091,252	$3,016,005
Federal funds purchased and other short-term borrowings	200,000	204,500	133,000	—	2,880
Other borrowings	285,855	255,789	255,751	196,954	196,986
Other liabilities	35,843	35,617	27,400	22,383	24,002
Stockholders’ equity	211,112	198,764	216,189	236,480	260,328
Total liabilities and stockholders’ equity	$3,613,218	$3,517,517	$3,474,791	$3,547,069	$3,500,201

	For the quarter ended
AVERAGE BALANCES	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Assets	$3,511,717	$3,475,894	$3,503,686	$3,544,564	$3,421,020
Loans	2,649,671	2,579,862	2,537,152	2,449,521	2,379,872
Deposits	2,901,928	2,864,648	3,002,535	3,067,019	2,964,585
Stockholders’ equity	199,947	219,065	222,731	255,130	255,224

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
ANALYSIS OF LOAN PORTFOLIO	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Loan mix:
Commercial	$519,196	$526,336	$475,704	$466,874	$492,815
Real estate:
Construction, land and land development	363,015	341,549	390,137	388,424	359,258
1-4 family residential first mortgages	75,211	69,991	69,829	65,978	66,216
Home equity	10,322	10,271	8,564	9,213	8,422
Commercial	1,771,940	1,661,907	1,627,150	1,555,001	1,530,218
Consumer and other	7,291	7,884	5,912	4,068	3,797
	2,746,975	2,617,938	2,577,296	2,489,558	2,460,726
Net unamortized fees and costs	(4,139)	(3,793)	(4,167)	(4,192)	(4,530)
Total loans	$2,742,836	$2,614,145	$2,573,129	$2,485,366	$2,456,196
Less allowance for loan losses	(25,473)	(25,418)	(25,434)	(27,623)	(28,364)
Net loans	$2,717,363	$2,588,727	$2,547,695	$2,457,743	$2,427,832

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand	$693,563	$712,722	$690,335	$710,697	$720,136
Interest-bearing demand	536,226	469,257	472,919	554,235	548,242
Savings and money market	1,237,954	1,252,694	1,360,020	1,632,690	1,550,636
Time	412,665	388,174	319,177	193,630	196,991
Total deposits	$2,880,408	$2,822,847	$2,842,451	$3,091,252	$3,016,005

ANALYSIS OF BORROWINGS
Borrowings mix:
Federal funds purchased and other short-term borrowings	$200,000	$204,500	$133,000	$—	$2,880
Subordinated notes, net	79,369	79,303	79,265	20,468	20,465
Federal Home Loan Bank advances	155,000	125,000	125,000	125,000	125,000
Long-term debt	51,486	51,486	51,486	51,486	51,521
Total borrowings	$485,855	$460,289	$388,751	$196,954	$199,866

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	32,021	31,152	30,283	29,421	30,183
Retained earnings	267,562	262,776	255,334	246,827	237,782
Accumulated other comprehensive loss	(91,471)	(98,164)	(72,428)	(42,768)	(10,637)
Total Stockholders’ Equity	$211,112	$198,764	$216,189	$236,480	$260,328

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest income:
Loans, including fees	$30,859	$28,102	$24,848	$23,286	$24,179
Securities:
Taxable	3,398	3,147	3,090	2,889	2,590
Tax-exempt	887	890	892	858	829
Interest-bearing deposits	24	30	67	82	66
Total interest income	35,168	32,169	28,897	27,115	27,664
Interest expense:
Deposits	11,043	6,289	3,146	2,151	2,055
Federal funds purchased and other short-term borrowings	952	655	157	—	1
Subordinated notes	1,119	1,106	394	248	254
Federal Home Loan Bank advances	755	649	635	630	656
Long-term debt	630	466	326	258	96
Total interest expense	14,499	9,165	4,658	3,287	3,062
Net interest income	20,669	23,004	24,239	23,828	24,602
Provision for loan losses	—	—	(1,750)	(750)	—
Net interest income after provision for loan losses	20,669	23,004	25,989	24,578	24,602
Noninterest income:
Service charges on deposit accounts	476	553	585	580	603
Debit card usage fees	492	498	507	472	505
Trust services	678	780	622	629	633
Increase in cash value of bank-owned life insurance	255	246	236	227	233
Loan swap fees	—	835	—	—	24
Other income	364	364	328	481	350
Total noninterest income	2,265	3,276	2,278	2,389	2,348
Noninterest expense:
Salaries and employee benefits	6,552	6,578	6,410	6,298	5,928
Occupancy	1,270	1,315	1,242	1,086	1,532
Data processing	673	644	656	624	630
FDIC insurance	243	127	289	337	460
Professional fees	205	250	202	217	183
Director fees	215	209	222	168	184
Other expenses	2,507	2,335	2,245	1,932	2,954
Total noninterest expense	11,665	11,458	11,266	10,662	11,871
Income before income taxes	11,269	14,822	17,001	16,305	15,079
Income taxes	2,323	3,220	4,334	3,121	3,169
Net income	$8,946	$11,602	$12,667	$13,184	$11,910

Basic earnings per common share	$0.54	$0.70	$0.76	$0.80	$0.72
Diluted earnings per common share	$0.53	$0.69	$0.75	$0.78	$0.71

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Year Ended
CONSOLIDATED STATEMENTS OF INCOME	December 31, 2022	December 31, 2021
Interest income:
Loans, including fees	$107,095	$95,585
Securities:
Taxable	12,524	8,542
Tax-exempt	3,527	2,861
Interest-bearing deposits	203	292
Total interest income	123,349	107,280
Interest expense:
Deposits	22,629	7,948
Federal funds purchased and other short-term borrowings	1,764	5
Subordinated notes	2,867	1,008
Federal Home Loan Bank advances	2,669	2,944
Long-term debt	1,680	316
Total interest expense	31,609	12,221
Net interest income	91,740	95,059
Provision for loan losses	(2,500)	(1,500)
Net interest income after provision for loan losses	94,240	96,559
Noninterest income:
Service charges on deposit accounts	2,194	2,352
Debit card usage fees	1,969	1,948
Trust services	2,709	2,671
Increase in cash value of bank-owned life insurance	964	923
Loan swap fees	835	66
Realized securities gains, net	—	51
Other income	1,537	1,718
Total noninterest income	10,208	9,729
Noninterest expense:
Salaries and employee benefits	25,838	23,226
Occupancy	4,913	5,162
Data processing	2,597	2,465
FDIC insurance	996	1,818
Professional fees	874	946
Director fees	814	765
Other expenses	9,019	8,998
Total noninterest expense	45,051	43,380
Income before income taxes	59,397	62,908
Income taxes	12,998	13,301
Net income	$46,399	$49,607

Basic earnings per common share	$2.79	$3.00
Diluted earnings per common share	$2.76	$2.95

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Year Ended
COMMON SHARE DATA	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Earnings per common share (basic)	$0.54	$0.70	$0.76	$0.80	$0.72	$2.79	$3.00
Earnings per common share (diluted)	0.53	0.69	0.75	0.78	0.71	2.76	2.95
Dividends per common share	0.25	0.25	0.25	0.25	0.24	1.00	0.94
Book value per common share(1)	12.69	11.94	12.99	14.22	15.73
Closing stock price	25.55	20.81	24.34	27.21	31.07
Market price/book value(2)	201.34%	174.29%	187.37%	191.35%	197.52%
Price earnings ratio(3)	11.93	7.49	7.98	8.39	10.88
Annualized dividend yield(4)	3.91%	4.81%	4.11%	3.68%	3.89%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	12.08%	12.34%	12.53%	10.72%	10.89%
Tier 1 risk-based capital ratio	9.55	9.72	9.81	9.81	9.92
Tier 1 leverage capital ratio	8.81	8.85	8.59	8.39	8.49
Common equity tier 1 ratio	8.96	9.11	9.17	9.16	9.24
West Bank:
Total risk-based capital ratio	13.08%	13.38%	13.62%	11.88%	12.10%
Tier 1 risk-based capital ratio	12.33	12.60	12.81	10.98	11.13
Tier 1 leverage capital ratio	11.37	11.47	11.22	9.39	9.53
Common equity tier 1 ratio	12.33	12.60	12.81	10.98	11.13

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	1.01%	1.32%	1.45%	1.51%	1.38%	1.32%	1.52%
Return on average equity(6)	17.75	21.01	22.81	20.96	18.51	20.71	20.33
Net interest margin(7)(13)	2.49	2.78	2.93	2.85	3.00	2.76	3.05
Yield on interest-earning assets(8)	4.21	3.87	3.49	3.24	3.36	3.70	3.44
Cost of interest-bearing liabilities	2.24	1.45	0.73	0.52	0.50	1.24	0.53
Efficiency ratio(9)(13)	50.42	43.16	41.96	40.14	43.32	43.70	40.91
Non-performing assets to total assets(10)	0.01	0.01	0.01	0.25	0.26
ALLL ratio(11)	0.93	0.97	0.99	1.11	1.15
Loans/total assets	75.91	74.32	74.05	70.07	70.17
Loans/total deposits	95.22	92.61	90.53	80.40	81.44
Tangible common equity ratio(12)	5.84	5.65	6.22	6.67	7.44

(1) Includes accumulated other comprehensive income (loss).
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for loan losses divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	As of and for the Quarter Ended					For the Year Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$20,669	$23,004	$24,239	$23,828	$24,602	$91,740	$95,059
Tax-equivalent adjustment (1)	197	270	326	329	397	1,122	1,202
Net interest income on a FTE basis (non-GAAP)	20,866	23,274	24,565	24,157	24,999	92,862	96,261
Average interest-earning assets	3,328,941	3,322,522	3,362,313	3,432,114	3,309,625	3,361,091	3,152,138
Net interest margin on a FTE basis (non-GAAP)	2.49%	2.78%	2.93%	2.85%	3.00%	2.76%	3.05%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$20,866	$23,274	$24,565	$24,157	$24,999	$92,862	$96,261
Noninterest income	2,265	3,276	2,278	2,389	2,348	10,208	9,729
Adjustment for realized securities gains, net	—	—	—	—	—	—	(51)
Adjustment for losses on disposal of premises and equipment, net	2	—	9	18	55	29	84
Adjusted income	23,133	26,550	26,852	26,564	27,402	103,099	106,023
Noninterest expense	11,665	11,458	11,266	10,662	11,871	45,051	43,380
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	50.42%	43.16%	41.96%	40.14%	43.32%	43.70%	40.91%

(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.